Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2017 FINANCIAL RESULTS

Solid quarter led by a strong performance in Pulp and Paper

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2017 net earnings of $1.11 per share
•	Price increases announced for several pulp and paper grades
•	$112 million of cash flow from operating activities

Fort Mill, SC, October 27, 2017 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $70 million ($1.11 per share) for the third quarter of 2017 compared to net earnings of $38 million ($0.61 per share) for the second quarter of 2017 and net earnings of $59 million ($0.94 per share) for the third quarter of 2016. Sales for the third quarter of 2017 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $65 million ($1.03 per share) for the third quarter of 2017 compared to earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2017 and earnings before items1 of $71 million ($1.13 per share) for the third quarter of 2016.

Third quarter 2017 items:

➢	Gain on disposal of property, plant & equipment of $4 million ($3 million after tax); and
➢	Partial reversal of contingent consideration related to an acquisition of $2 million ($2 million after tax).

Second quarter 2017 items:

➢	None.

Third quarter 2016 items:

➢	Impairment of property, plant & equipment of $5 million ($4 million after tax); and
➢	Closure and restructuring costs of $10 million ($8 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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QUARTERLY REVIEW

“We continue to generate strong EBITDA and cash flow in our Pulp and Paper business while taking further measures to optimize our assets and improve our manufacturing processes,” said John D. Williams, President and Chief Executive Officer. “Our mills ran well and productivity was strong, resulting in a good cost performance across our network. Our paper shipments improved seasonally while momentum continued in both volume and price in our pulp business.”

Commenting on Personal Care, Mr. Williams added, “Price pressure and raw material headwinds negatively impacted margins in the quarter but we achieved a 9% increase in infant diaper volumes, we are delivering cost savings and our sales pipeline remains strong. We continue to execute our strategies for long-term success, while focusing on near-term growth opportunities as we operate in a competitive environment.”

Operating income was $89 million in the third quarter of 2017 compared to operating income of $64 million in the second quarter of 2017. Depreciation and amortization totaled $80 million in the third quarter of 2017.

Operating income before items1 was $83 million in the third quarter of 2017 compared to an operating income before items1 of $64 million in the second quarter of 2017.

(In millions of dollars)	3Q 2017	2Q 2017

Sales	$1,292	$1,224
Operating income (loss)
Pulp and Paper segment	93	65
Personal Care segment	8	13
Corporate	(12)	(14)
Total operating income	89	64
Operating income before items[1]	83	64
Depreciation and amortization	80	79

The increase in operating income in the third quarter of 2017 was the result of higher volume and average selling prices, favorable productivity, and lower maintenance and raw material costs. These factors were partially offset by unfavorable exchange rates and higher selling, general and administrative expenses.

When compared to the second quarter of 2017, manufactured paper shipments were up 3% and pulp shipments increased 11%. The shipments-to-production ratio for paper was 97% in the third quarter of 2017, compared to 98% in the second quarter of 2017. Paper inventories increased by 24,000 tons and pulp inventories increased by 32,000 metric tons when compared to the second quarter of 2017.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $112 million and capital expenditures were $40 million, resulting in free cash flow1 of $72 million for the third quarter of 2017. Domtar’s net debt-to-total capitalization ratio1 stood at 26% at September 30, 2017 compared to 28% at June 30, 2017.

OUTLOOK

In the fourth quarter, we expect higher maintenance costs in Pulp and Paper. Paper is expected to be negatively impacted by seasonally unfavorable mix while Pulp should continue to realize higher prices following recently announced price increases. Personal Care should benefit from higher volume, favorable raw material costs and seasonally lower marketing expense.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its third quarter 2017 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2017 earnings results on February 9, 2018 before markets open, followed by a conference call at 11:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2016 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,054	1,054	3,126	3,193
Personal Care	253	231	743	675
Total for reportable segments	1,307	1,285	3,869	3,868
Intersegment sales	(15)	(15)	(49)	(44)
Consolidated sales	1,292	1,270	3,820	3,824
Depreciation and amortization of property, plant and equipment
Pulp and Paper	63	71	190	216
Personal Care	17	16	49	47
Total for reportable segments	80	87	239	263
Impairment of property, plant and equipment - Pulp and Paper	—	5	—	29
Consolidated depreciation and amortization and impairment of property, plant and equipment	80	92	239	292

Operating income (loss)
Pulp and Paper	93	89	192	143
Personal Care	8	15	37	44
Corporate	(12)	(12)	(34)	(38)
Consolidated operating income	89	92	195	149
Interest expense, net	16	17	50	49
Earnings before income taxes	73	75	145	100
Income tax expense	3	16	17	19
Net earnings	70	59	128	81
Per common share (in dollars)
Net earnings
Basic	1.12	0.94	2.04	1.29
Diluted	1.11	0.94	2.04	1.29
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6	62.6	62.6
Diluted	62.9	62.7	62.8	62.7
Cash flows from operating activities	112	95	324	310
Additions to property, plant and equipment	40	83	111	302

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Sales	1,292	1,270	3,820	3,824
Operating expenses
Cost of sales, excluding depreciation and amortization	1,012	969	3,055	3,032
Depreciation and amortization	80	87	239	263
Selling, general and administrative	118	107	337	314
Impairment of property, plant and equipment	—	5	—	29
Closure and restructuring costs	—	10	—	33
Other operating (income) loss, net	(7)	—	(6)	4
	1,203	1,178	3,625	3,675
Operating income	89	92	195	149
Interest expense, net	16	17	50	49
Earnings before income taxes	73	75	145	100
Income tax expense	3	16	17	19
Net earnings	70	59	128	81
Per common share (in dollars)
Net earnings
Basic	1.12	0.94	2.04	1.29
Diluted	1.11	0.94	2.04	1.29
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6	62.6	62.6
Diluted	62.9	62.7	62.8	62.7

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2017	2016
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	143	125
Receivables, less allowances of $7 and $7	659	613
Inventories	787	759
Prepaid expenses	47	40
Income and other taxes receivable	13	31
Total current assets	1,649	1,568
Property, plant and equipment, net	2,774	2,825
Goodwill	578	550
Intangible assets, net	632	608
Other assets	151	129
Total assets	5,784	5,680
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	12
Trade and other payables	687	656
Income and other taxes payable	32	22
Long-term debt due within one year	1	63
Total current liabilities	720	753
Long-term debt	1,164	1,218
Deferred income taxes and other	681	675
Other liabilities and deferred credits	333	358
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,969	1,963
Retained earnings	1,261	1,211
Accumulated other comprehensive loss	(345)	(499)
Total shareholders' equity	2,886	2,676
Total liabilities and shareholders' equity	5,784	5,680

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the nine months ended
	September 30, 2017	September 30, 2016
	(Unaudited)
	$	$
Operating activities
Net earnings	128	81
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	239	263
Deferred income taxes and tax uncertainties	(19)	6
Impairment of property, plant and equipment	—	29
Net gains on disposals of property, plant and equipment	(4)	—
Stock-based compensation expense	6	5
Other	1	(3)
Changes in assets and liabilities, excluding the effect of acquisition of business
Receivables	(28)	19
Inventories	(10)	6
Prepaid expenses	(2)	(5)
Trade and other payables	11	(53)
Income and other taxes	30	(18)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(33)	(16)
Other assets and other liabilities	5	(4)
Cash flows from operating activities	324	310
Investing activities
Additions to property, plant and equipment	(111)	(302)
Proceeds from disposals of property, plant and equipment	8	—
Acquisition of business, net of cash acquired	—	(1)
Other	—	1
Cash flows used for investing activities	(103)	(302)
Financing activities
Dividend payments	(78)	(76)
Stock repurchase	—	(10)
Net change in bank indebtedness	(12)	1
Change in revolving credit facility	(50)	60
Proceeds from receivables securitization facility	25	140
Repayments of receivables securitization facility	(35)	(40)
Repayments of long-term debt	(63)	(40)
Other	1	(3)
Cash flows (used for) provided from financing activities	(212)	32
Net increase in cash and cash equivalents	9	40
Impact of foreign exchange on cash	9	2
Cash and cash equivalents at beginning of period	125	126
Cash and cash equivalents at end of period	143	168
Supplemental cash flow information
Net cash payments for:
Interest	49	50
Income taxes	18	37

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2017				2016
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	20	38	70	128	4	18	59	47	128
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	16	2	4	—	22
(+)	Closure and restructuring costs	($)	—	—	—	—	2	16	8	(1)	25
(+)	Litigation settlement	($)	—	—	—	—	—	2	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(3)	(3)	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	(2)	(2)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	1	1
(=)	Earnings before items	($)	20	38	65	123	22	38	71	47	178
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.9	62.8	62.8	62.7	62.7	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.32	0.61	1.03	1.96	0.35	0.61	1.13	0.75	2.84

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	20	38	70	128	4	18	59	47	128
(+)	Income tax expense (benefit)	($)	5	9	3	17	(3)	6	16	10	29
(+)	Interest expense, net	($)	17	17	16	50	17	15	17	17	66
(=)	Operating income	($)	42	64	89	195	18	39	92	74	223
(+)	Depreciation and amortization	($)	80	79	80	239	89	87	87	85	348
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	21	3	5	—	29
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	(4)	—	—	—	—	—
(=)	EBITDA	($)	122	143	165	430	128	129	184	159	600
(/)	Sales	($)	1,304	1,224	1,292	3,820	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin	(%)	9%	12%	13%	11%	10%	10%	14%	12%	12%
	EBITDA	($)	122	143	165	430	128	129	184	159	600
(+)	Closure and restructuring costs	($)	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	2	—	—	2
(-)	Reversal of contingent consideration	($)	—	—	(2)	(2)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	1	1
(=)	EBITDA before items	($)	122	143	163	428	130	152	194	159	635
(/)	Sales	($)	1,304	1,224	1,292	3,820	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin before items	(%)	9%	12%	13%	11%	10%	12%	15%	12%	12%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2017				2016
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	91	121	112	324	97	118	95	155	465
(-)	Additions to property, plant and equipment	($)	(34)	(37)	(40)	(111)	(100)	(119)	(83)	(45)	(347)
(=)	Free cash flow	($)	57	84	72	213	(3)	(1)	12	110	118

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	2	—	—		6	1	—	12
(+)	Long-term debt due within one year	($)	64	1	1		41	64	63	63
(+)	Long-term debt	($)	1,188	1,203	1,164		1,211	1,237	1,309	1,218
(=)	Debt	($)	1,254	1,204	1,165		1,258	1,302	1,372	1,293
(-)	Cash and cash equivalents	($)	(111)	(124)	(143)		(97)	(111)	(168)	(125)
(=)	Net debt	($)	1,143	1,080	1,022		1,161	1,191	1,204	1,168
(+)	Shareholders' equity	($)	2,685	2,770	2,886		2,736	2,716	2,754	2,676
(=)	Total capitalization	($)	3,828	3,850	3,908		3,897	3,907	3,958	3,844
	Net debt	($)	1,143	1,080	1,022		1,161	1,191	1,204	1,168
(/)	Total capitalization	($)	3,828	3,850	3,908		3,897	3,907	3,958	3,844
(=)	Net debt-to-total capitalization	(%)	30%	28%	26%		30%	30%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	34	65	93	—	192	16	13	8	—	37	(8)	(14)	(12)	—	(34)	42	64	89	—	195
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	—	—	—	—	(4)	—	(4)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(=)	Operating income (loss) before items	($)	34	65	89	—	188	16	13	8	—	37	(8)	(14)	(14)	—	(36)	42	64	83	—	189

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	34	65	89	—	188	16	13	8	—	37	(8)	(14)	(14)	—	(36)	42	64	83	—	189
(+)	Depreciation and amortization	($)	64	63	63	—	190	16	16	17	—	49	—	—	—	—	—	80	79	80	—	239

(=)	EBITDA before items	($)	98	128	152	—	378	32	29	25	—	86	(8)	(14)	(14)	—	(36)	122	143	163	—	428
(/)	Sales	($)	1,073	999	1,054	—	3,126	249	241	253	—	743	—	—	—	—	—	1,322	1,240	1,307	—	3,869
(=)	EBITDA margin before items	(%)	9%	13%	14%	—	12%	13%	12%	10%	—	12%	—	—	—	—	—	9%	12%	12%	—	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	74	217	14	15	15	13	57	(15)	(11)	(12)	(13)	(51)	18	39	92	74	223
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1	—	—	—	—	—	—	—	—	1	1
(+)	Closure and restructuring costs	($)	2	21	10	(2)	31	—	—	—	1	1	—	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287
(+)	Depreciation and amortization	($)	73	72	71	68	284	16	15	16	17	64	—	—	—	—	—	89	87	87	85	348

(=)	EBITDA before items	($)	115	131	175	140	561	30	30	31	32	123	(15)	(9)	(12)	(13)	(49)	130	152	194	159	635
(/)	Sales	($)	1,085	1,054	1,054	1,046	4,239	216	228	231	242	917	—	—	—	—	—	1,301	1,282	1,285	1,288	5,156
(=)	EBITDA margin before items	(%)	11%	12%	17%	13%	13%	14%	13%	13%	13%	13%	—	—	—	—	—	10%	12%	15%	12%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

(1) On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2017				2016
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,073	999	1,054	3,126	1,085	1,054	1,054	1,046	4,239
Operating income	($)	34	65	93	192	19	35	89	74	217
Depreciation and amortization	($)	64	63	63	190	73	72	71	68	284
Impairment of property, plant and equipment	($)	—	—	—	—	21	3	5	—	29

Paper
Paper Production	('000 ST)	709	715	745	2,169	785	715	726	714	2,940
Paper Shipments - Manufactured	('000 ST)	745	698	722	2,165	786	752	744	739	3,021
Communication Papers	('000 ST)	622	582	597	1,801	657	627	620	618	2,522
Specialty and Packaging Papers	('000 ST)	123	116	125	364	129	125	124	121	499
Paper Shipments - Sourced from 3rd parties	('000 ST)	29	26	29	84	32	29	35	27	123
Paper Shipments - Total	('000 ST)	774	724	751	2,249	818	781	779	766	3,144
Pulp
Pulp Shipments(a)	('000 ADMT)	453	383	424	1,260	369	360	369	415	1,513
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	7%	5%	5%	4%	4%	8%	5%
Softwood Kraft Pulp	(%)	67%	62%	61%	63%	66%	61%	63%	63%	63%
Fluff Pulp	(%)	29%	35%	32%	32%	29%	35%	33%	29%	32%

Personal Care Segment
Sales	($)	249	241	253	743	216	228	231	242	917
Operating income	($)	16	13	8	37	14	15	15	13	57
Depreciation and amortization	($)	16	16	17	49	16	15	16	17	64

Average Exchange Rates	$US / $CAN	1.323	1.344	1.253	1.305	1.375	1.289	1.305	1.333	1.325
	$CAN / $US	0.756	0.744	0.798	0.766	0.727	0.776	0.766	0.750	0.755
	€ / $US	1.066	1.100	1.175	1.114	1.103	1.130	1.116	1.078	1.107

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.